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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
TMBR/Sharp Drilling, Inc.

         We consent to the incorporation by reference in the registration statements (No.33-46699, No. 33-89878 and No. 333-32028) on Form S-8, and the
registration statement (No. 333-23391) on Form S-3, of TMBR/Sharp Drilling, Inc. of our report dated June 5, 2003 with respect to the balance sheets of TMBR/Sharp Drilling, Inc. as of March 31, 2003 and 2002, and the related statements of operations, stockholders' equity, and cash flows for the years then ended and all related financial statement schedules, which report appears in the March 31, 2003 annual report on Form 10-K of TMBR/Sharp Drilling, Inc. The 2001 financial statements and financial statement schedule of TMBR/Sharp Drilling, Inc. were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion of those financial statements and financial statement schedule in their report dated May 18, 2001.


                                                  /s/ KPMG LLP

Midland, Texas
June 25, 2003